Exhibit 99.1

Trilogy Metals announces South32 to fund US$10 Million 2018 Program and Budget for the Bornite Project

TSX, NYSE American
Symbol: TMQ

VANCOUVER, Dec. 14, 2017 /CNW/ - Trilogy Metals Inc. (TSX, NYSE-MKT: TMQ) ("Trilogy" or "Trilogy Metals") is pleased to announce that South32 Limited (ASX/JSE/LSE: S32) ("South32") has committed to fund the US$10 million 2018 program and budget for the Bornite Project. The funds, which represent the second tranche of US$10 million, maintains the Option Agreement (see below) in good standing, and will be transferred before January 31, 2018. The 2018 program will include in-fill and off-set drilling to better define and expand the high grade copper resources at Bornite. The 2018 Program was recently approved by the joint Trilogy-South32 Technical Committee.

Trilogy Metals recently completed the first US$10 million exploration drill program at Bornite that was funded by South32. The 2017 program had been previously approved by the joint Technical Committee and was focused on drilling the extensions of mineralization last drilled by the Company in 2013. Results of this year's exploration program at the Bornite Project were released by Trilogy Metals on September 18, 2017 (https://Trilogy PR Sep 18 2017) and December 4, 2017 (https://Trilogy PR Dec 4 2017). The 2017 drilling program doubled the size of the known mineralized footprint and continues to demonstrate that the high-grade Bornite copper resource system is open to further expansion.

Agreement

On April 10, 2017 Trilogy announced it had entered into an agreement with South32 whereby Trilogy has granted South32 an option to form a 50/50 joint venture with respect to Trilogy's Alaskan assets, known collectively as the Upper Kobuk Mineral Projects ("UKMP"), which includes the Arctic and Bornite Projects, the Exploration and Option to Lease Agreement with NANA Regional Corporation, Inc. ("NANA"), and the remainder of Trilogy's state mining claims along the 100km volcanogenic massive sulphide belt. South32 must contribute a minimum of US$10 million each year, for a maximum of 3 years, to keep the option in good standing ("Initial Funding"). South32 may exercise its option at any time to form the 50/50 joint venture ("JV"). To subscribe for 50% of the JV, South32 will contribute a minimum of US$150 million, plus any amounts Trilogy spends at the Arctic Project over the initial three years to a maximum of US$5 million per year (the "Subscription Price"), less an amount of the Initial Funding contributed by South32 (https://Trilogy PR April 10 2017).

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most- prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the future operating or financial performance of the Company, interpretation of drill results, planned expenditures and the anticipated activity at the UKMP Projects, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2016 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

The Bornite Technical Report have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC"), and resource and reserve information contained therein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth in this press release or the Bornite Technical Report may not be comparable with information made public by companies that report in accordance with U.S. standards.

SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/December2017/14/c5685.html

%CIK: 0001543418

For further information: Company Contacts: Rick Van Nieuwenhuyse, President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer, info@trilogymetals.com, 1-604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 09:00e 14-DEC-17